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                          ARTICLES OF INCORPORATION

                                      OF

                          KLEINERT INDUSTRIES, INC.

                                      I

                  The name of this corporation is KLEINERT INDUSTRIES, INC.

                                      II

                  The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                     III

                  The name and address in the State of California of this corporation's initial agent for service of process is: DAVID AMSTERDAM, 2029 Century Park East, Suite 4280, Los Angeles, California 90067.

                                      IV

                  This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is one million (1,000,000).


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                                      V

                  The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

                                      VI

                  The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to the corporation and its stockholders through bylaws provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the Corporations Code.



                                                    /s/ Robert Wyser
                                                    ROBERT WYSER

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                           CERTIFICATE OF OWNERSHIP

                                      OF

                          KLEINERT INDUSTRIES, INC.

                  BRADLEY C. CALL and JULIUS HODGE III certify that:

                  1. They are the president and the secretary respectively, of KLEINERT INDUSTRIES, INC., a California corporation.

                  2. This corporation owns all of the outstanding shares of RICHARDSON X-RAY, INC., a California corporation.

                  3. The Board of Directors of this corporation duly adopted the following resolution on December 28, 1994:

                      RESOLVED: That this corporation merger RICHARDSON X-RAY, INC., a California corporation, its wholly-owned subsidiary corporation, into itself and assume of its obligations pursuant to
         Section 1110 of the California Corporations Code.

                  We further declare under penalty of perjury under the laws of the State of California the matters set forth in this certificate are true and correct of our own knowledge.

                  Executed at Los Angeles, California on the 3rd day of June, 1996.

                                                /s/ Bradley C. Call
                                                BRADLEY C. CALL, President

                                                /s/ Julius Hodge
                                                JULIUS HODGE III, Secretary




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                           CERTIFICATE OF AMENDMENT

                                      OF

                          ARTICLES OF INCORPORATION

                                      OF

                          KLEINERT INDUSTRIES, INC.

                        (Corporation I.D. No. 1440153)

                  BRADLEY C. CALL and JULIUS E. HODGE certify that:

                  1. They are the President and the Secretary, respectively, of Kleinert Industries, Inc.

                  2. Article I of the Articles of Incorporation of this corporation is amended to read as follows:

                  "The name of this corporation is Stellex
                  Aerospace."

                  3. The foregoing amendment of the Articles of Incorporation has been duly approved by the Board of Directors.

                  4. The foregoing amendment of Articles of Incorporation has been duly approved by the required votes of shareholders in accordance with
Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 10,000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

                  We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated: July 1, 1997                         /s/ Bradley C. Call
                                            BRADLEY C. CALL, President

                                            /s/ Julius E. Hodge
                                            JULIUS E. HODGE, Asst. Secretary